Exhibit 99

NEWS RELEASE
Contact:	William J. Small Chairman, President and CEO (419) 782-5015 bsmall@first-fed.com

For Immediate Release

FIRST DEFIANCE ANNOUNCES 2009

THIRD QUARTER EARNINGS

•	Net Income of $329,000 for 2009 third quarter, even with $322,000 in the third quarter of 2008

•	Provision for Loan Losses of $8.1 million

•	Other-Than-Temporary Impairment of $994,000 recognized on certain investment securities

•	Charge of $772,000 on previously recorded Mortgage Servicing Rights

•	Third quarter loan growth of $7.8 million

DEFIANCE, OHIO (October 19, 2009) – First Defiance Financial Corp. (NASDAQ: FDEF) today announced that net income for its third quarter ended September 30, 2009 totaled $329,000, or ($0.02) per diluted common share, compared to $322,000 or $0.04 per diluted common share for the quarter ended September 30, 2008.

For the nine month period ended September 30, 2009, First Defiance earned $6.6 million or $0.63 per diluted common share compared to $6.5 million or $0.83 per diluted common share for the nine month period ended September 30, 2008. Excluding the after-tax cost of $700,000 of acquisition-related charges from the 2008 results, First Defiance earned $7.1 million or $0.91 per diluted common share for the first nine months of 2008.

“The impact of the economic environment continues to be reflected in our results for the third quarter,” said William J. Small, Chairman, President, and Chief Executive Officer of First Defiance Financial Corp. “Most core operating metrics were again very solid; however, higher provision expense and additional expenses related to collections and OREO had a negative effect on earnings. Through all of this, net income remained flat with the third quarter 2008 due primarily to better net interest margin and a larger loan base this year compared to September 30, 2008.”

Credit Quality

The third quarter 2009 results include expense for provision for loan losses of $8.1 million, compared with $4.9 million in the same period in 2008 and $4.0 million in the second quarter of 2009. “In light of the continued environment of high unemployment, as well as the continued uncertainty of the commercial real estate market, we believe it is prudent to build general reserves,” said Small. “This decision drove the provision expense increase in the third quarter.” The allowance for loan loss as a percentage of average total loans increased to 1.92% at September 30, 2009 from 1.60% at June 30, 2009 and 1.47% at September 30, 2008.

Non-performing loans totaled $40.1 million at September 30, 2009, down slightly from $40.4 million at June 30, 2009. The September 30, 2009 balance included $35.5 million of loans that are on non-accrual or 90 days past due and another $4.6 million of loans considered non-performing because of changes in terms granted to borrowers although the loans are still accruing interest. In addition, First Defiance had $9.4 million of Real Estate Owned at September 30, 2009. For the third quarter of 2009, First Defiance recorded net charge-offs of $2.6 million, which represented 0.66% of average loans outstanding (annualized) for the quarter, down from 0.96% in the second quarter of 2009.

“Asset quality continues to be a drag on earnings in this economy,” Small said. “However, our delinquency numbers improved in the third quarter over the second quarter results and we hope this indicates a positive trend. We also saw a reduction in charge offs in the linked quarters. We continue to devote significant resources to the monitoring and early recognition of any weaknesses in the portfolio. While we are not seeing new specific loan problems arise in the portfolio, we are focused on the overall economic environment we are operating in. The overall reserve build was appropriate based on our general view regarding the near term direction of the economy.”

Investment Portfolio

The Other-Than-Temporary Impairment (OTTI) charge recognized by First Defiance in the third quarter of 2009 totaled $994,000. The OTTI charge for the quarter related to one security with a book value of $163,000 at June 30, 2009 which was written down to zero in the third quarter, and four other Trust Preferred Collateralized Debt Obligations (CDOs) with a remaining book value of $2.2 million. First Defiance also has another CDO investment that had an OTTI charge in the first quarter of 2009, which has a remaining book value of $243,000 and market value of $170,000 at September 30, 2009, which has seen positive upward movement in its discounted cash flows and resulted in no additional OTTI charge for the current and previous quarter. OTTI charges are due to the deterioration of the underlying collateral and relate to the credit component of the security.

First Defiance also has other Trust Preferred CDO investments with a total book value of $2.9 million and market value of $1.2 million at September 30, 2009. The decline in value of those investments is primarily due to the overall lack of liquidity in the CDO market. These investments continue to pay principal and interest payments in accordance with the contractual terms of the securities. Management has not deemed the impairment in value of these CDO investments to be Other-Than-Temporary, and, therefore, has not recognized the reduction in value of those investments in earnings.

Net Interest Margin

Net interest income increased to $17.6 million in the third quarter of 2009 compared to $16.4 million in the 2008 third quarter, and was up from $16.2 million for the second quarter of 2009. Net interest margin was 3.88% for the 2009 third quarter compared to 3.61% in the second quarter of 2009 and 3.81% in the third quarter of 2008. Yield on interest earning assets declined by 58 basis points, to 5.60% in the third quarter of 2009 from 6.18% in the 2008 third quarter while the cost of interest-bearing liabilities and non-interest-bearing demand deposits decreased by 62 basis points, to 1.77% from 2.39%.

“Our disciplined pricing strategy resulted in the improved net interest margin,” said Small. “We will continue to focus on managing the margin and adjusting our pricing strategy in this challenging rate environment.”

Non-Interest Income

Non-interest income for the 2009 third quarter increased to $5.6 million from $4.1 million in the third quarter of 2008. Loss on investment securities, net of gains of $154,000, for the third quarter of 2009 was $840,000, which included $994,000 of OTTI charges compared with a loss of $2.1 million in the third quarter of 2008 related to OTTI charges. Mortgage banking income decreased to $980,000 in the third quarter of 2009, from $1.0 million for the same period in 2008. Gains from the sale of mortgage loans increased in the third quarter of 2009 to $1.5 million from $624,000 in the third quarter of 2008. Mortgage loan servicing revenue increased slightly for the 2009 third quarter compared to 2008. The increases in gains and servicing revenue were offset by expense increases of $246,000 for the amortization of mortgage servicing rights and increases of $736,000 for valuation adjustments.

First Defiance recorded a charge of $772,000 on mortgage servicing rights (MSR) valuation adjustment in the third quarter of 2009 compared with a charge of $36,000 in the third quarter of 2008. The MSR valuation adjustment is a reflection of the decrease in the fair value of certain sectors of the Company’s portfolio of mortgage servicing rights.

“Other Than Temporary Impairment charges and the adjustment to the valuation of the mortgage serving rights more than offset the large increase in the gain on sale of mortgages this quarter, but we increased non-interest income $1.5 million over the third quarter 2008,” commented Small. “We did see a reduction in mortgage originations compared to the first two quarters of 2009, a trend we expect to continue, but originations are still ahead of the 2008 pace.”

Non-Interest Expenses

Total non-interest expense was $14.8 million for the quarter ended September 30, 2009, a decrease from the $15.2 million of non-interest expense, which included $20,000 of acquisition related charges recognized in the 2008 third quarter.

Compensation and benefits decreased by $1.4 million or 18%, compared to 2008 third quarter. The decrease is primarily due to adjustments in performance based variable compensation. FDIC insurance expense increased to $649,000 in the third quarter of 2009 from

$327,000 in the same period of 2008 as a result of the FDIC rate increases and higher insured deposits. Other non-interest expense increased to $3.7 million in the third quarter of 2009 from $2.8 million in the third quarter of 2008. Credit, collection and OREO-related costs increased $777,000 over the third quarter of 2008. Deferred compensation expense increased $462,000 from the third quarter of 2008. These increases were partially offset by decreases in marketing, credit card servicing charges and miscellaneous other operating expenses.

Year-To-Date Results

For the nine month period ended September 30, 2009, net interest income totaled $49.8 million, compared with $46.2 million in the first nine months of 2008. Average interest-earning assets increased to $1.81 billion for the nine months of 2009 compared to $1.63 billion for the first nine months of 2008. Net interest margin for the first nine months of 2009 was 3.73%, down 10 basis points from the 3.83% margin reported in the nine month period ended September 30, 2008.

The provision for loan losses for the nine months of 2009 was $14.8 million, compared to $8.8 million recorded during the first nine months of 2008.

Non-interest income for the first nine months of 2009 was $20.7 million compared to $16.3 million during the same period of 2008. Most of the non-interest income increase was in mortgage banking, which increased 112% to $7.7 million for the first nine months of 2009 compared to $3.6 million in the first nine months of 2008. In addition, service fees and other charges were $10.0 million for the first nine months of 2009 compared to $9.8 million during the first nine months of 2008. Non-interest income for the first nine month period of 2009 was reduced by $2.5 million of OTTI charges recognized for impaired investment securities.

Non-interest expense increased to $45.9 million for the first nine months of 2009 from $44.2 million in 2008. Excluding one-time acquisition-related charges of $1.0 million, non-interest expense was $43.2 million for the first nine months of 2008. For the nine months ending September 30, 2009 compared to the same period in 2008, FDIC insurance expense increased by $1.9 million due to increases in the assessment rates, a 2009 special assessment of $900,000 recorded in the second quarter and full utilization early in the 2008 first quarter of credits issued by the FDIC. Credit, collection and OREO-related costs have increased $1.9 million. Year to date 2008 non-interest expense included the $752,000 of expense associated with losses related to a former investment advisor.

“We are proceeding cautiously in this tentative environment,” said Small. “We believe that we will see indications of improvement in the national and local economies, but we realize there are still many challenges out there for certain sectors. We also are monitoring the Washington scene for new regulatory initiatives and potential FDIC premium increases and additional assessments.”

Total Assets at $2.02 Billion

Total assets at September 30, 2009 were $2.02 billion, compared to $1.96 billion at December 31, 2008. Net loans receivable (excluding loans held for sale) were $1.59 billion at September 30, 2009 compared to $1.59 billion at December 31, 2008. Total cash and cash equivalents were $77.3 million at September 30, 2009 compared with $46.1 million at December 31, 2008, an increase of $31.1 million. Total deposits at September 30, 2009 were $1.54 billion compared to $1.47 billion at December 31, 2008, an increase of $73.2 million. Non-interest bearing deposits at September 30, 2009 were $174.1 million compared to $176.1 million at December 31, 2008. Total stockholders’ equity was $234.5 million at September 30, 2009 compared to $229.2 million at the December 31, 2008. Also at September 30, 2009, goodwill and other intangible assets totaled $63.8 million compared to $64.9 million at December 31, 2008.

Conference Call

First Defiance Financial Corp. will host a conference call at 11:00 a.m. (EDT) on Tuesday, October 20th 2009 to discuss the earnings results and business trends. The conference call may be accessed by calling 1-800-860-2442. A live webcast may be accessed at http://www.talkpoint.com/viewer/starthere.asp?Pres=127665.

Audio replay of the Internet Web cast will be available at www.fdef.com until Wednesday November 4th, 2009 at 9:00 a.m.

First Defiance Financial Corp.

First Defiance Financial Corp., headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance & Investments. First Federal operates 35 full service branches and 47 ATM locations in northwest Ohio, southeast Michigan and Fort Wayne, Indiana. First Insurance & Investments specializes in property and casualty and group health and life insurance, with offices in Defiance and Bowling Green, Ohio.

For more information, visit the company’s Web site at www.fdef.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell OREO properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability of the Company to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which the Company and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission (SEC) filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. One or more of these factors have affected or could in the future affect the Company’s business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other persons, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Consolidated Balance Sheets

First Defiance Financial Corp.

	(Unaudited)
(in thousands)	September 30, 2009	December 31, 2008	September 30, 2008

Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$30,207	$40,980	$34,230
Interest-bearing deposits	47,109	5,172	358

	77,316	46,152	34,588

Securities
Available-for sale, carried at fair value	126,985	117,575	113,036
Held-to-maturity, carried at amortized cost	1,697	886	978

	128,682	118,461	114,014

Loans	1,623,627	1,617,235	1,596,327
Allowance for loan losses	(31,248)	(24,592)	(23,445)

Loans, net	1,592,379	1,592,643	1,572,882
Loans held for sale	24,340	10,960	9,363
Mortgage servicing rights	8,350	6,611	9,335
Accrued interest receivable	8,110	7,293	8,672
Federal Home Loan Bank stock	21,376	21,376	21,376
Bank Owned Life Insurance	30,585	28,747	29,174
Office properties and equipment	46,372	47,756	47,379
Real estate and other assets held for sale	9,352	7,000	4,776
Goodwill	56,585	56,585	56,830
Core deposit and other intangibles	7,242	8,344	8,771
Deferred taxes	1,305	336	—
Other assets	6,604	5,136	4,866

Total Assets	$2,018,598	$1,957,400	$1,922,026

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$174,145	$176,063	$158,139
Interest-bearing deposits	1,368,940	1,293,849	1,277,665

Total deposits	1,543,085	1,469,912	1,435,804
Advances from Federal Home Loan Bank	146,937	156,067	173,581
Notes payable and other interest-bearing liabilities	43,280	49,454	70,238
Subordinated debentures	36,083	36,083	36,083
Advance payments by borrowers for tax and insurance	492	652	496
Deferred taxes	—	—	1,469
Other liabilities	14,192	16,073	14,679

Total liabilities	1,784,069	1,728,241	1,732,350
Stockholders’ Equity
Preferred stock- including warrants and amortization of discount on preferred shares	37,000	37,000	—
Preferred stock discount	(748)	(867)	—
Common stock, net	127	127	127
Common stock warrant	878	878	—
Additional paid-in-capital	140,622	140,449	140,360
Accumulated other comprehensive income (loss)	446	(1,904)	(4,933)
Retained earnings	128,835	126,114	126,760
Treasury stock, at cost	(72,631)	(72,638)	(72,638)

Total stockholders’ equity	234,529	229,159	189,676

Total liabilities and stockholders’ equity	$2,018,598	$1,957,400	$1,922,026

Consolidated Statements of Income (Unaudited)

First Defiance Financial Corp.

(in thousands, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Interest Income:
Loans	$23,766	$24,902	$70,229	$72,220
Investment securities	1,422	1,435	4,388	4,382
Interest-bearing deposits	41	5	89	119
FHLB stock dividends	258	301	726	797

Total interest income	25,487	26,643	75,432	77,518
Interest Expense:
Deposits	6,163	7,658	20,206	23,851
FHLB advances and other	1,267	1,603	3,865	4,803
Subordinated debentures	344	461	1,139	1,445
Notes Payable	140	555	433	1,217

Total interest expense	7,914	10,277	25,643	31,316

Net interest income	17,573	16,366	49,789	46,202
Provision for loan losses	8,051	4,907	14,762	8,761

Net interest income after provision for loan losses	9,522	11,459	35,027	37,441
Non-interest Income:
Service fees and other charges	3,577	3,717	9,989	9,756
Mortgage banking income	980	1,011	7,677	3,627
Gain on sale of non-mortgage loans	151	134	251	177
Loss on securities	(840)	(2,051)	(2,262)	(2,564)
Insurance and investment sales commissions	1,129	1,179	3,945	4,381
Trust income	101	114	306	343
Income from Bank Owned Life Insurance	201	224	338	751
Other non-interest income	257	(188)	475	(166)

Total Non-interest Income	5,556	4,140	20,719	16,305
Non-interest Expense:
Compensation and benefits	6,551	7,980	21,501	22,421
Occupancy	1,860	1,949	5,901	5,562
FDIC insurance premium	649	327	2,713	792
State franchise tax	571	533	1,668	1,540
Acquisition related charges	—	20	—	1,032
Data processing	1,100	1,221	3,330	3,384
Amortization of intangibles	355	424	1,101	1,035
Other non-interest expense	3,700	2,779	9,701	8,458

Total Non-interest Expense	14,786	15,233	45,915	44,224

Income before income taxes	292	366	9,831	9,522
Income taxes	(37)	44	3,193	3,046

Net Income	$329	$322	$6,638	$6,476

Dividends Accrued on Preferred Shares	(473)	—	(1,403)	—
Accretion on Preferred Shares	(40)	—	(118)	—

Net Income Applicable to Common Shares	$(184)	$322	$5,117	$6,476

Earnings per common share:
Basic	$(0.02)	$0.04	$0.63	$0.83
Diluted	$(0.02)	$0.04	$0.63	$0.83

Core operating earnings per common share*:
Basic	$(0.02)	$0.04	$0.63	$0.91
Diluted	$(0.02)	$0.04	$0.63	$0.91

Average Shares Outstanding:
Basic	8,117	8,113	8,117	7,813
Diluted	8,117	8,123	8,172	7,842

*-See Non-GAAP Disclosure Reconciliations

Financial Summary and Comparison

First Defiance Financial Corp.

	(Unaudited) Three Months Ended September 30,			(Unaudited) Nine Months Ended September 30,
(dollars in thousands, except per share data)	2009	2008	% change	2009	2008	% change
Summary of Operations

Tax-equivalent interest income (1)	25,796	26,876	(4.0)	76,293	78,171	(2.4)
Interest expense	7,914	10,277	(23.0)	25,643	31,316	(18.1)
Tax-equivalent net interest income (1)	17,882	16,599	7.7	50,650	46,855	8.1
Provision for loan losses	8,051	4,907	64.1	14,762	8,761	68.5
Tax-equivalent NII after provision for loan loss (1)	9,831	11,692	(15.9)	35,888	38,094	(5.8)
Securities losses	(840)	(2,051)	(59.0)	(2,262)	(2,564)	(11.8)
Non-interest income-excluding securities losses	6,396	6,191	3.3	22,981	18,869	21.8
Non-interest expense	14,786	15,233	(2.9)	45,915	44,224	3.8
Non-interest expense-excluding non-core charges	14,786	15,213	(2.8)	45,915	43,192	6.3
One time acquisition related charges	-	20	NM	-	1,032	NM
Income taxes	(37)	44	(184.1)	3,193	3,046	4.8
Net Income	329	322	2.2	6,638	6,476	2.5
Dividends Declared on Preferred Shares	(473)	-	NM	(1,403)	-	NM
Accretion on Preferred Shares	(40)	-	NM	(118)	-	NM
Net Income Applicable to Common Shares	(184)	322	(157.1)	5,117	6,476	(21.0)
Core operating earnings (2)	329	335	(1.8)	6,638	7,147	(7.1)
Tax equivalent adjustment (1)	309	233	32.6	861	653	31.9
At Period End
Assets	2,018,598	1,922,026	5.0
Earning assets	1,845,134	1,741,438	6.0
Loans	1,623,627	1,596,327	1.7
Allowance for loan losses	31,248	23,445	33.3
Deposits	1,543,085	1,435,804	7.5
Stockholders’ equity	234,529	189,676	23.6
Average Balances
Assets	2,029,970	1,928,987	5.2	2,014,238	1,824,197	10.4
Earning assets	1,826,400	1,727,343	5.7	1,812,230	1,630,873	11.1
Deposits and interest-bearing liabilities	1,778,223	1,712,212	3.9	1,764,667	1,611,785	9.5
Loans	1,613,529	1,585,489	1.8	1,600,878	1,485,455	7.8
Deposits	1,550,369	1,437,273	7.9	1,538,986	1,365,631	12.7
Stockholders’ equity	234,241	194,452	20.5	231,912	187,330	23.8
Stockholders’ equity / assets	11.54%	10.08%	14.5	11.51%	10.27%	12.1
Per Common Share Data
Net Income
Basic	$(0.02)	$0.04	(150.0)	$0.63	$0.83	(24.1)
Diluted	(0.02)	0.04	(150.0)	0.63	0.83	(24.1)
Core operating earnings (2)
Basic	$(0.02)	$0.04	(154.9)	$0.63	$0.91	(31.1)
Diluted	(0.02)	0.04	(155.0)	0.63	0.91	(31.3)
Dividends	0.04	0.26	(84.6)	0.295	0.78	(62.2)
Market Value:
High	$18.33	$17.66	3.8	$18.33	$22.51	(18.6)
Low	12.00	10.00	20.0	3.76	10.00	(62.4)
Close	14.91	11.01	35.4	14.91	11.01	35.4
Book Value	24.32	23.37	4.1	24.32	23.37	4.1
Tangible Book Value	16.45	15.29	7.6	16.45	15.29	7.6
Shares outstanding, end of period (000)	8,118	8,117	0.0	8,118	8,117	0.0
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.88%	3.81%	1.8	3.73%	3.83%	(2.6)
Return on average assets -GAAP	0.06%	0.07%	(3.2)	0.44%	0.47%	(7.1)
Return on average assets -Core Operating	0.06%	0.07%	(6.9)	0.44%	0.52%	(15.8)
Return on average equity- GAAP	0.56%	0.66%	(15.4)	3.83%	4.62%	(17.1)
Return on average equity- Core Operating	0.56%	0.69%	(18.7)	3.83%	5.10%	(24.9)
Efficiency ratio (3) -GAAP	60.90%	66.84%	(8.9)	62.36%	67.29%	(7.3)
Efficiency ratio (3) -Core Operating	60.90%	66.75%	(8.8)	62.36%	65.72%	(5.1)
Effective tax rate	-12.67%	12.02%	(205.4)	32.48%	31.99%	1.5
Dividend payout ratio (basic)	-200.00%	650.00%	(130.8)	46.83%	93.98%	(50.2)

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Core operating earnings = Net income plus after tax effect of acquisition related and other one-time charges. See Non-GAAP Disclosure Reconciliation.
(3)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.

NM Percentage change not meaningful

Non-GAAP Disclosure Reconciliations

First Defiance Financial Corp.

Management believes that the presentation of the non-GAAP financial measures in this release assists investors when comparing results period-to-period in a more meaningful and consistent manner and provides a better measure of results for First Defiance’s ongoing operations.

Core operating earnings are net income adjusted to exclude discontinued operations, merger, integration and restructuring expenses and the results of certain significant transactions not representative of ongoing operations.

Core Operating Earnings	Three months ended September 30,		Nine Months Ended September 30,
(dollars in thousands, except per share data)	2009	2008	2009	2008
Net Income	$329	$322	$6,638	$6,476

Acquisition related charges	-	20	-	1,032
Tax effect	-	(7)	-	(361)

After-tax non-operating items	-	13	-	671

Core operating earnings	$329	$335	$6,638	$7,147

Acquisition related charges in 2008 reflect charges associated with the acquisition of Pavilion Bancorp.

Core operating earnings is used as the numerator to calculate core operating return on average assets, core operating return on average equity and core operating earnings per share. Additionally, non-operating items are deducted from non-interest expense in the numerator and non-interest income in the denominator of the core operating efficiency ratio disclosed in the tables. Comparable information on a GAAP basis is also provided in the tables.

Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:

(dollars in thousands)	Three months ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Gain from sale of mortgage loans	$1,541	$624	$7,276	$2,808
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	725	691	2,109	1,839
Amortization of mortgage servicing rights	(514)	(268)	(2,625)	(1,008)
Mortgage servicing rights valuation adjustments	(772)	(36)	917	(12)

	(561)	387	401	819

Total revenue from sale and servicing of mortgage loans	$980	$1,011	$7,677	$3,627

Yield Analysis

First Defiance Financial Corp.

	Three Months Ended September 30,
	2009			2008
	Average Balance	Interest(1)	Yield Rate(2)	Average Balance	Interest(1)	Yield Rate(2)
Interest-earning assets:
Loans receivable	$1,613,529	$23,812	5.85%	$1,585,489	$24,934	6.26%
Securities	130,673	1,685	5.08%	118,502	1,636	5.31%
Interest Bearing Deposits	60,822	41	0.27%	2,231	5	0.89%
FHLB stock	21,376	258	4.79%	21,121	301	5.67%

Total interest-earning assets	1,826,400	25,796	5.60%	1,727,343	26,876	6.18%
Non-interest-earning assets	203,570			201,644

Total assets	$2,029,970			$1,928,987

Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,374,441	$6,163	1.78%	$1,268,016	$7,658	2.40%
FHLB advances and other	146,941	1,267	3.42%	174,343	1,603	3.66%
Other Borrowings	44,685	140	1.24%	64,368	555	3.43%
Subordinated debentures	36,228	344	3.77%	36,228	461	5.06%

Total interest-bearing liabilities	1,602,295	7,914	1.96%	1,542,955	10,277	2.65%
Non-interest bearing deposits	175,928	-	-	169,257	-	-

Total including non-interest-bearing demand deposits	1,778,223	7,914	1.77%	1,712,212	10,277	2.39%
Other non-interest-bearing liabilities	17,506			22,323

Total liabilities	1,795,729			1,734,535
Stockholders’ equity	234,241			194,452

Total liabilities and stockholders’ equity	$2,029,970			$1,928,987

Net interest income; interest rate spread		$17,882	3.64%		$16,599	3.53%

Net interest margin (3)			3.88%			3.81%

Average interest-earning assets to average interest bearing liabilities			114%			112%

	Nine Months Ended September 30,
	2009			2008
	Average Balance	Interest(1)	Yield Rate(2)	Average Balance	Interest(1)	Yield Rate(2)
Interest-earning assets:
Loans receivable	$1,600,878	$70,333	5.87%	$1,485,455	$72,297	6.50%
Securities	126,883	5,145	5.36%	118,908	4,959	5.50%
Interest Bearing Deposits	63,093	89	0.19%	6,311	119	2.52%
FHLB stock	21,376	726	4.54%	20,199	797	5.27%

Total interest-earning assets	1,812,230	76,293	5.61%	1,630,873	78,172	6.40%
Non-interest-earning assets	202,008			193,324

Total assets	$2,014,238			$1,824,197

Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,366,645	$20,206	1.98%	$1,210,631	$23,851	2.63%
FHLB advances and other	146,994	3,865	3.52%	161,891	4,803	3.96%
Other Borrowings	42,446	433	1.36%	48,018	1,217	3.39%
Subordinated debentures	36,241	1,139	4.19%	36,245	1,445	5.33%

Total interest-bearing liabilities	1,592,326	25,643	2.15%	1,456,785	31,316	2.87%
Non-interest bearing deposits	172,341	-	-	155,000	-	-

Total including non-interest-bearing demand deposits	1,764,667	25,643	1.94%	1,611,785	31,316	2.60%
Other non-interest-bearing liabilities	17,659			25,082

Total liabilities	1,782,326			1,636,867
Stockholders’ equity	231,912			187,330

Total liabilities and stockholders’ equity	$2,014,238			$1,824,197

Net interest income; interest rate spread		$50,650	3.46%		$46,856	3.53%

Net interest margin (3)			3.73%			3.83%

Average interest-earning assets to average interest bearing liabilities			114%			112%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.
(2)	Annualized
(3)	Net interest margin is net interest income divided by average interest-earning assets.

Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	3rd Qtr 2009	2nd Qtr 2009	1st Qtr 2009	4th Qtr 2008	3rd Qtr 2008
Summary of Operations
Tax-equivalent interest income (1)	$25,796	$25,117	$25,379	$26,188	$26,876
Interest expense	7,914	8,643	9,085	9,952	10,277
Tax-equivalent net interest income (1)	17,882	16,474	16,294	16,236	16,599
Provision for loan losses	8,051	3,965	2,746	3,824	4,907
Tax-equivalent NII after provision for loan losses (1)	9,831	12,509	13,548	12,412	11,692
Investment securities gains (losses)	(840)	(750)	(672)	(596)	(2,051)
Non-interest income (excluding securities gains/losses)	6,396	9,109	7,476	3,360	6,191
Non-interest expense	14,786	16,133	14,996	13,571	15,233
Acquisition and other on-time charges	-	-	-	85	20
Income taxes	(37)	1,539	1,691	482	44
Net income	329	2,901	3,408	880	322
Dividends Declared on Preferred Shares	(473)	(468)	(463)	(134)	-
Accretion on Preferred Shares	(40)	(40)	(38)	(11)	-
Net Income Applicable to Common Shares	(184)	2,393	2,907	735	322
Core operating earnings (2)	329	2,901	3,408	935	335
Tax equivalent adjustment (1)	309	295	257	243	233
At Period End
Total assets	$2,018,598	$2,023,563	$2,010,662	$1,957,400	$1,922,026
Earning assets	1,845,134	1,846,689	1,838,397	1,773,204	1,741,438
Loans	1,623,627	1,610,460	1,585,897	1,617,235	1,596,327
Allowance for loan losses	31,248	25,840	25,694	24,592	23,445
Deposits	1,543,085	1,553,144	1,540,235	1,469,912	1,435,804
Stockholders’ equity	234,529	232,683	230,608	229,159	189,676
Stockholders’ equity / assets	11.62%	11.50%	11.47%	11.71%	9.87%
Goodwill	56,585	56,585	56,585	56,585	56,830
Average Balances
Total assets	$2,029,970	$2,027,760	$1,984,985	$1,938,461	$1,928,987
Earning assets	1,826,400	1,828,272	1,782,019	1,730,284	1,727,343
Deposits and interest-bearing liabilities	1,778,223	1,778,848	1,736,933	1,718,315	1,712,212
Loans	1,613,529	1,592,513	1,596,592	1,591,144	1,585,489
Deposits	1,550,369	1,552,533	1,514,059	1,466,366	1,437,273
Stockholders’ equity	234,241	231,397	230,099	201,499	194,452
Stockholders’ equity / assets	11.54%	11.41%	11.59%	10.39%	10.08%
Per Common Share Data
Net Income:
Basic	$(0.02)	$0.29	$0.36	$0.09	$0.04
Diluted	(0.02)	0.29	0.36	0.09	0.04
Core operating earnings (2)
Basic	(0.02)	0.29	0.36	0.10	0.04
Diluted	(0.02)	0.29	0.36	0.10	0.04
Dividends	0.04	0.085	0.17	0.17	0.26
Market Value:
High	$18.33	$14.25	$8.95	$14.50	$17.66
Low	12.00	6.10	3.76	6.00	10.00
Close	14.91	13.00	6.08	7.73	11.01
Book Value	24.32	24.10	23.85	23.67	23.37
Shares outstanding, end of period (in thousands)	8,118	8,118	8,117	8,117	8,117
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.88%	3.61%	3.71%	3.72%	3.81%
Return on average assets -GAAP	0.06%	0.57%	0.70%	0.18%	0.07%
Return on average assets -Core Operating	0.06%	0.57%	0.70%	0.19%	0.07%
Return on average equity- GAAP	0.56%	5.03%	6.02%	1.74%	0.66%
Return on average equity- Core Operating	0.56%	5.03%	6.02%	1.85%	0.69%
Efficiency ratio (3) -GAAP	60.90%	63.06%	63.09%	69.25%	66.84%
Efficiency ratio (3) -Core Operating	60.90%	63.06%	63.09%	68.82%	66.75%
Effective tax rate	-12.67%	34.66%	33.16%	35.39%	12.02%
Common dividend payout ratio (basic)	-200.00%	29.31%	47.22%	188.89%	650.00%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	See Non-GAAP Disclosure Reconciliation
(3)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net and asset sales gains, net.

Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	3rd Qtr 2009	2nd Qtr 2009	1st Qtr 2009	4th Qtr 2008	3rd Qtr 2008
Loan Portfolio Composition
One to four family residential real estate	$233,958	$238,000	$241,119	$251,807	$250,244
Construction	53,605	44,670	50,534	72,938	75,822
Commercial real estate	802,434	768,636	764,841	755,740	746,676
Commercial	371,881	382,434	350,070	356,574	353,453
Consumer finance	36,416	38,074	38,676	41,012	41,964
Home equity and improvement	150,379	151,213	156,668	161,106	158,992

Total loans	1,648,673	1,623,027	1,601,908	1,639,177	1,627,151
Less:
Loans in process	23,957	11,602	14,954	20,892	29,794
Deferred loan origination fees	1,089	965	1,057	1,050	1,030
Allowance for loan loss	31,248	25,840	25,694	24,592	23,445

Net Loans	$1,592,379	$1,584,620	$1,560,203	$1,592,643	$1,572,882

Allowance for loan loss activity
Beginning allowance	25,840	25,694	24,592	$23,445	$20,578
Provision for loan losses	8,051	3,965	2,746	3,824	4,907
Reserve from acquisitions	—	—	—	—	121
Credit loss charge-offs:
One to four family residential real estate	744	505	148	369	478
Commercial real estate	1,152	2,066	669	1,480	1,495
Commercial	658	950	702	593	—
Consumer finance	39	83	123	224	73
Home equity and improvement	196	301	130	57	216

Total charge-offs	2,789	3,905	1,772	2,723	2,262
Total recoveries	146	86	128	46	101

Net charge-offs (recoveries)	2,643	3,819	1,644	2,677	2,161

Ending allowance	$31,248	$25,840	$25,694	$24,592	$23,445

Credit Quality
Non-accrual loans	$35,490	$35,528	$29,473	$28,017	$24,630
Restructured loans, accruing	4,574	4,845	7,199	6,250	905

Total non-performing loans (1)	40,064	40,373	36,672	34,267	25,535
Real estate owned (REO)	9,352	8,567	7,839	7,000	4,776

Total non-performing assets (2)	$49,416	$48,940	$44,511	$41,267	$30,311

Net charge-offs	2,643	3,819	1,644	2,677	2,161

Allowance for loan losses / loans	1.92%	1.60%	1.62%	1.52%	1.47%
Allowance for loan losses / non-performing assets	63.23%	52.80%	57.73%	59.59%	77.35%
Allowance for loan losses / non-performing loans	78.00%	64.00%	70.06%	71.77%	91.82%
Non-performing assets / loans plus REO	3.03%	3.02%	2.79%	2.54%	1.89%
Non-performing assets / total assets	2.45%	2.42%	2.21%	2.11%	1.58%
Net charge-offs / average loans (annualized)	0.66%	0.96%	0.41%	0.67%	0.55%

Deposit Balances
Non-interest-bearing demand deposits	$174,145	$180,035	$163,855	$176,063	$158,139
Interest-bearing demand deposits and money market	477,566	456,177	413,104	374,488	365,251
Savings deposits	132,333	135,821	132,590	132,145	145,019
Retail time deposits less than $100,000	544,957	568,595	608,811	578,245	557,643
Retail time deposits greater than $100,000	166,787	165,401	171,588	170,485	177,848
National/Brokered time deposits	47,297	47,115	50,287	38,486	31,904

Total deposits	$1,543,085	$1,553,144	$1,540,235	$1,469,912	$1,435,804

(1)	Non-performing loans consist of non-accrual loans that are contractually past due 90 days or more and loans that are deemed impaired under the criteria of FASB Statement No. 114.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.

Loan Delinquency Information

First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans	Troubled Debt Restructuring

September 30, 2009
One to four family residential real estate	$233,958	$221,077	$4,637	$5,839	$2,405
Construction	53,605	53,340	71	194	-
Commercial real estate	802,434	765,469	11,570	23,279	2,116
Commercial	371,881	363,739	2,525	5,564	53
Consumer finance	36,416	35,913	454	49	-
Home equity and improvement	150,379	147,031	2,783	565	-

Total loans	$1,648,673	$1,586,569	$22,040	$35,490	$4,574

June 30, 2009
One to four family residential real estate	$238,000	$223,846	$5,594	$5,541	$3,019
Construction	44,670	44,416	194	60	-
Commercial real estate	768,636	727,983	13,212	25,672	1,769
Commercial	382,434	375,007	3,781	3,589	57
Consumer finance	38,074	37,595	440	39	-
Home equity and improvement	151,213	147,975	2,611	627	-

Total loans	$1,623,027	$1,556,822	$25,832	$35,528	$4,845

December 31, 2008
One to four family residential real estate	$251,807	$241,446	$4,676	$4,584	$1,101
Construction	72,938	72,814	52	72	-
Commercial real estate	755,740	728,150	5,406	19,979	2,205
Commercial	356,574	349,078	1,671	2,881	2,944
Consumer finance	41,012	40,428	515	69	-
Home equity and improvement	161,106	155,650	5,024	432	-

Total loans	$1,639,177	$1,587,566	$17,344	$28,017	$6,250

September 30, 2008
One to four family residential real estate	$250,244	$239,889	$4,053	$5,400	$902
Construction	75,822	74,232	101	1,489	-
Commercial real estate	746,676	726,013	6,914	13,749	-
Commercial	353,453	348,504	1,371	3,575	3
Consumer finance	41,964	41,341	473	150	-
Home equity and improvement	158,992	156,645	2,080	267	-

Total loans	$1,627,151	$1,586,624	$14,992	$24,630	$905